UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 18, 2004

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Item 5.  Other Events.

As previously disclosed, in the first quarter of 2004, the company combined the Systems Group and the Technology Group into one reporting segment.  The new Systems and Technology Group segment will generate one consolidated set of financial results.

The financial results from prior periods are presented to conform with the one reporting segment for Systems and Technology Group.  This filing is meant to update the segment information only.  The company is publishing this data as required by generally accepted accounting principles and in order to facilitate an analysis by users of the company’s consolidated financial statements.  The financial statements are included in Exhibit 99.1 of this Form 8-K.

The results of the combined Systems and Technology Group segment differ from the sum of the two individual segments as reported. These differences are due to the elimination of internal transfer pricing between the two groups, Technology Group sales to contract manufacturers subsequently repurchased by Systems Group, and timing differences between inter group shipments versus shipments to external customers from Systems Group which include Technology Group parts.  All such differences represent eliminations and other adjustments between IBM’s reportable segments and IBM’s consolidated results.  There is no impact to the company’s Consolidated Statement of Earnings, Consolidated Statement of Financial Position or Consolidated Statement of Cash Flows.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

99. 1                        IBM’s audited financial statements and accompanying notes, and the Management Discussion for 2003, 2002 and 2001 reclassified to conform with the company’s one reporting segment for Systems and Technology Group.

99.2                           Consent of Independent Registered Public Accounting Firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Registrant)

Date: June 18, 2004

	By:	Robert F. Woods
(Robert F. Woods)
Vice President and Controller